SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


          ------------------------------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       -------------------------------------------------------------------


         Date of Report (Date of earliest event reported): June 1, 2000








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



                   Florida                            333-67787                         59-3396369
        (State or other jurisdiction          (Commission File Number)                 (IRS Employer
              of incorporation)                                                     Identification No.)


                               450 South Orange Avenue                                  32801
                                  Orlando, Florida                                   (Zip Code)
                      (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         Wyndham Portfolio. On June 1, 2000, the Company acquired two hotel Properties. The Properties are a Wyndham Hotel located in Billerica, Massachusetts, a suburb of Boston (the "Wyndham Billerica Property"), and a
Wyndham Hotel located in Denver, Colorado, in the Denver Tech Center (the "Wyndham Denver Tech Center Property").

         The Company acquired the Wyndham Billerica Property for $25,092,000 from PAH Billerica Realty Company, LLC and the Wyndham Denver Tech Center Property for $18,353,000 from WII Denver Tech, LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The leases on both Properties are cross-defaulted. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have three consecutive renewal options of five years each.

o The leases require minimum rent payments to the Company of $2,509,200 per year for the Wyndham Billerica Property and $1,835,300 per year for the Wyndham Denver Tech Center Property.

o Minimum rent payments will increase to $2,571,930 per year for the Wyndham Billerica Property and $1,881,183 per year for the Wyndham Denver Tech Center Property after the first lease year.

o In addition to minimum rent, for each calendar year, the leases require percentage rent equal to 10% of the aggregate amount of all revenues combined, for the Wyndham Billerica and the Wyndham Denver Tech Center Properties, in excess of $13,683,000.

o A security deposit equal to $1,254,600 for the Wyndham Billerica Property and $917,650 for the Wyndham Denver Tech Center Property has been retained by the Company as security for the tenant's obligations under the leases.

o Management fees payable to Wyndham International, Inc., for operation of the Wyndham Billerica and Wyndham Denver Tech Center Properties are subordinated to minimum rents due to the Company.

o The tenant of the Wyndham Billerica and Wyndham Denver Tech Center Properties has established an FF&E Reserve. Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

         In connection with the acquisition of these two Properties, the Company may be required to make an additional payment (the "Earnout Amount") of up to $2,471,500 if certain earnout provisions are achieved by June 1, 2003. After June 1, 2003, the Company will no longer be obligated to make any payments under the earnout provision. The Earnout Amount is equal to the difference between earnings before interest, taxes, depreciation and amortization expense adjusted by the earnout factor (7.33), and the initial purchase price. Rental income will be adjusted upward in accordance with the lease agreements for any such amount paid.

         The federal income tax basis of the depreciable portion of the Wyndham Billerica Property and the Wyndham Denver Tech Center Property is approximately $21,500,000 and $14,700,000, respectively.

         The Wyndham Billerica Property, which opened in May 1999, is a Wyndham Hotel with a new prototype design located in Billerica, Massachusetts, a suburb of Boston. The Wyndham Billerica Property has 210 guest rooms, including 14 suites, 4,346 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. The Property is located within Technology Park, a 1.8 million square-foot commercial park. The hotel is within a four-mile radius of approximately 3.7 million square feet of office, light industrial, and research and development space. The Property is accessible by a variety of local and interstate highways, and is less than 25 miles from Logan International Airport. The Billerica area is home to a number of high-technology companies and serves as the world headquarters for a major computer technology company. Billerica is approximately 26 miles from Boston and its numerous historical sites, including The Freedom Trail, Paul Revere's House, Old North Church, Faneuil Hall and the newly restored U.S.S. Constitution, the U.S. Navy's oldest commissioned ship. Other lodging facilities located in proximity to the Wyndham Billerica Property include a Courtyard by Marriott, a Doubletree Hotel, a Homewood Suites, a Marriott, a Renaissance(R) Hotel and a Wyndham Garden Hotel.

         The Wyndham Denver Tech Center Property, which opened in November 1999, is a Wyndham Hotel with a new prototype design located in Denver, Colorado. The Wyndham Denver Tech Center Property has 180 guest rooms, including 18 suites, 4,040 square feet of meeting space, a 64-seat restaurant, a 33-seat lounge, a library, an indoor pool and a fitness center and spa. The Property is located within the Denver Tech Center, a 12 million square-foot high-technology park with approximately 1,000 companies and more than 30,000 employees. The Center is currently under expansion and several major companies are acquiring additional office space near the Center. Four other office parks are within seven miles of the hotel, including Greenwood Plaza, Inverness Business Park, Waterview Development and Meridian International Business Center. A fifth office park, ParkRidge Corporate Center, is currently under construction. In total, more than 21 million square feet of office space is within a seven-mile radius of the hotel. The Property is accessible by a variety of local and interstate highways, and is approximately ten miles from downtown Denver and approximately 25 miles from Denver International Airport. According to Hospitality Valuation Services
(HVS) data, Denver is known as a hub for cable operations and the telecommunications industry. Several cable, satellite broadcast and telephone companies, as well as investment firms, have facilities in the southern region of Denver. Other lodging facilities located in proximity to the Wyndham Denver Tech Center Property include a Hyatt Regency, a Marriott, an Embassy Suites, a Sheraton Hotel, a Hilton and a Summerfield Suites. The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                          Wyndham Billerica Property                               Wyndham Denver Tech Center Property
                ------------------------------------------------------    -----------------------------------------------------
                    Average           Average             Revenue            Average           Average             Revenue
                   Occupancy        Daily Room         per Available        Occupancy        Daily Room         per Available
    Year             Rate              Rate                Room               Rate              Rate                Room
--------------   --------------    --------------     ----------------    --------------    --------------     ----------------

        *1999         60.25%           $109.38              $65.89             31.17%            $76.40              $23.76
       **2000         65.79%            117.76               77.47             55.04%             84.23               46.36

* Data for the Wyndham Billerica Property represents the period May 15, 1999 through December 31, 1999 and data for the Wyndham Denver Tech Center Property represents the period November 15, 1999 through December 31, 1999.

**       Data for 2000  represents  the period January 1, 2000 through March 31,
         2000.

         The Company believes that the results achieved by the Properties, as shown in the table above, are not indicative of their long-term operating potential, as the Properties had only been open since May and November 1999, respectively.

         Wyndham Brands. The brand, Wyndham Hotels & Resorts(R), is part of Wyndham International, Inc.'s portfolio of lodging brands. According to Wyndham's company overview, Wyndham International. Inc. is one of the world's largest hospitality and lodging companies serving business and leisure travelers with hotels and resorts located in major metropolitan business centers and leading vacation markets in the United States, Canada, the Caribbean, Mexico and Europe. According to Wyndham data, as of February 2, 2000, Wyndham International, Inc. owns, leases, manages and franchises more than 300 hotels totalling more than 70,000 guest rooms.


Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

             (b)       Pro forma financial information.

                       See Index to Pro Forma Financial Statements on page 3.

                          INDEX TO FINANCIAL STATEMENTS



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                         Page
                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

    Pro Forma Consolidated Balance Sheet as of March 31, 2000                             5

    Pro Forma Consolidated Statement of Earnings for the quarter ended March 31, 2000     6

    Pro Forma Consolidated Statement of Earnings for the year ended December 31, 1999     7

    Notes to Pro Forma Consolidated Financial Statements for the quarter ended
      March 31, 2000 and the year ended December 31, 1999                                 8



                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $338,986,655 in gross offering proceeds from the sale of 33,900,805 shares of common stock and the sale of warrants for the period from inception through March 31, 2000, and the application of such funds to purchase three properties, to acquire an 89 percent interest in a limited liability company which owns one property, to invest in an unconsolidated subsidiary which owned seven properties as of March 31, 2000, to place deposits on eight additional properties, to redeem 27,490 shares of common stock pursuant to the Company's redemption plan, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $31,398,095 in gross offering proceeds from the sale of 3,139,810 additional shares for the period April 1, 2000 through June 1, 2000, (iii) the application of such funds to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2000, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on March 31, 2000.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the quarter ended March 31, 2000, includes the historical operating results of the properties described in (i) above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 1999, to (B) the earlier of (1) the date the property was acquired by the Company or its unconsolidated subsidiary or (2) the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000


                                                                                   Pro Forma
                        ASSETS                                  Historical        Adjustments              Pro Forma
                                                               --------------    ---------------         --------------
Land, buildings and equipment on operating leases                $ 111,449,355      $46,277,433  (a)      $157,726,788
Investment in unconsolidated subsidiary                             37,878,065               --             37,878,065
Cash and cash equivalents                                          142,143,157      (17,167,823 )(a)       124,975,334
Restricted cash                                                        409,538               --                409,538
Certificate of deposit                                               5,000,000               --              5,000,000
Receivables                                                            427,240               --                427,240
Prepaid expenses                                                        23,247               --                 23,247
Dividends receivable                                                 1,280,395               --              1,280,395
Loan costs                                                              43,859               --                 43,859
Accrued rental income                                                   78,276               --                 78,276
Other assets                                                        10,388,879         (985,069 )(a)         9,403,810
                                                               ----------------   --------------         --------------

                                                                  $309,122,011      $28,124,541           $337,246,552
                                                               ================   ==============         ==============

         LIABILITIES AND STOCKHOLDERS' EQUITY

Note payable                                                      $ 10,000,000          $    --            $10,000,000
Accounts payable and accrued expenses                                  892,783         (385,920 ) (a)          506,863
Distribution payable                                                   174,178               --                174,178
Due to related parties                                                 506,490         (375,786 ) (a)          130,704
Security deposits                                                    5,042,054               --              5,042,054
Rents paid in advance                                                  474,912               --                474,912
                                                               ----------------   --------------         --------------
       Total liabilities                                            17,090,417         (761,706 )           16,328,711
                                                               ----------------   --------------         --------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                            --                --                      --
    Excess shares, $.01 par value per share.
       Authorized and unissued 63,000,000 shares                           --                --                      --
    Common stock, $.01 par value per share.
       60,000,000 authorized shares; issued and
       outstanding 33,873,315 shares; issued and
       outstanding 37,013,125 shares, as adjusted                      338,733           31,398 (a)            370,131
    Capital in excess of par value                                 299,660,797       28,854,849 (a)        328,515,646
    Accumulated distributions in excess of
       net earnings                                                 (5,043,063 )             --             (5,043,063 )
    Minority interest distributions in excess of
       contributions and accumulated earnings                       (2,924,873 )             --             (2,924,873 )
                                                               ----------------   --------------         --------------
          Total stockholders' equity                               292,031,594       28,886,247            320,917,841
                                                               ----------------   --------------         --------------

                                                                  $309,122,011     $ 28,124,541           $337,246,552
                                                               ================   ==============         ==============



                     See accompanying notes to unaudited pro
                    forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED MARCH 31, 2000



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                 $ 2,725,894          $  1,810,208  (1)      $  4,536,102
    FF&E reserve income                                     159,237               132,163  (2)           291,400
    Dividend income                                       1,769,209                    --              1,769,209
    Interest and other income                               926,817              (253,758 )(4)           673,059
                                                       -------------
                                                                          ----------------       ----------------
                                                          5,581,157             1,688,613              7,269,770
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost amortization                       8,110                    --                  8,110
    General operating and
       administrative                                       295,070                    --                295,070
    Professional services                                    45,337                    --                 45,337
    Asset management fees to
       related party                                        126,422               109,699 (5)            236,121
    Depreciation and amortization                           916,641               642,929 (6)          1,559,570
                                                       -------------      ----------------       ----------------
                                                          1,391,580               752,628              2,144,208
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority Interest                 4,189,577               935,985              5,125,562

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                              (119,803 )                  --               (119,803 )

Minority Interest                                          (124,690 )                  --               (124,690 )
                                                       -------------      ----------------       ----------------

Net Earnings                                            $ 3,945,084           $   935,985           $  4,881,069
                                                       =============      ================       ================

Earnings Per Share of Common Stock (8):
    Basic                                                 $    0.13                              $          0.16
                                                       =============                             ================
    Diluted                                               $    0.12                              $          0.15
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                             31,200,726                                   31,200,726
                                                       =============                             ================
       Diluted                                           38,622,874                                   38,622,874
                                                       =============                             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1999



                                                                             Pro Forma
                                                       Historical           Adjustments             Pro Forma
                                                       ------------        --------------         --------------
Revenues:
    Rental income from
       operating leases                                 $ 3,910,639          $  1,978,683  (1)      $  5,889,322
    FF&E reserve income                                     320,356               149,150  (2)           469,506
    Dividend income                                       2,753,506               461,106  (3)         3,214,612
    Interest and other income                             3,693,004              (730,735 )(4)         2,962,269
                                                       -------------      ----------------       ----------------
                                                         10,677,505             1,858,204             12,535,709
                                                       -------------      ----------------       ----------------

Expenses:
    Interest and loan cost amortization                     248,094                    --                248,094
    General operating and
       administrative                                       626,649                    --                626,649
    Professional services                                    69,318                    --                 69,318
    Asset management fees to
       related party                                        106,788               119,908  (5)           226,696
    Depreciation and amortization                         1,267,868               702,766  (6)         1,970,634
                                                       -------------      ----------------       ----------------
                                                          2,318,717               822,674              3,141,391
                                                       -------------      ----------------       ----------------

Earnings Before Equity in Loss
    of Unconsolidated Subsidiary
    After Deduction of Preferred
    Stock Dividends and Minority Interest                 8,358,788             1,035,530              9,394,318

Equity in Loss of Unconsolidated
    Subsidiary After Deduction of
    Preferred Stock Dividends                              (778,466 )            (144,635 )(7)          (923,101 )

Minority Interest                                           (64,334 )                  --                (64,334 )
                                                       -------------      ----------------       ----------------

Net Earnings                                            $ 7,515,988           $   890,895           $  8,406,883
                                                       =============      ================       ================

Earnings Per Share of Common Stock (8):
    Basic                                                 $    0.47                                 $       0.53
                                                       =============                             ================
    Diluted                                               $    0.45                                 $       0.49
                                                       =============                             ================

Weighted Average Number of Shares of
    Common Stock Outstanding (8):
       Basic                                             15,890,212                                   15,918,577
                                                       =============                             ================
       Diluted                                           21,437,859                                   21,466,224
                                                       =============                             ================





                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $31,398,095 from the sale of 3,139,810 shares during the period April 1, 2000 through June 1, 2000, used (i) to purchase two properties for $46,277,433 (which includes closing costs of $434,450 and acquisition fees and costs of $2,397,983, which had been recorded as other assets as of March 31, 2000), (ii) to pay acquisition fees and costs of $1,412,914 ($114,197 of which was accrued at March 31, 2000 and which had been capitalized as other assets) and
         (iii) to pay selling commissions and offering expenses of $2,511,848 which have been netted against stockholders' equity (a total of $647,509 of which was accrued as of March 31, 2000).

                                                                    Acquisition
                                                                   Fees and Costs
                                                                    And Closing
                                           Asset Value or         Costs Allocated
                                           Purchase Price          To Investment           Total
                                        ---------------------     -----------------    --------------
         Wyndham in Billerica, MA               $ 25,092,000          $ 1,635,999        $26,727,999

         Wyndham in Denver, CO                    18,353,000            1,196,434         19,549,434
                                         --------------------    -----------------    ---------------

                                                $ 43,445,000          $ 2,832,433        $46,277,433
                                         ====================    =================    ===============

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from operating leases for the properties acquired by the Company as of June 1, 2000 (the "Pro Forma Properties"), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational by the previous owner or (ii) January 1, 1999, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                                                            Date Pro Forma
                                                                  Date Placed               Property became
                                                                  in Service                Operational as
                                                                by  the Company             Rental Property
                                                             ---------------------       --------------------
               Residence Inn in Mira Mesa, CA                  December 10, 1999          September 20, 1999
               Courtyard in Philadelphia, PA                   November 20, 1999           November 20, 1999
               Wyndham in Billerica, MA                        June 1, 2000                 May 15, 1999
               Wyndham in Denver, CO                           June 1, 2000                 November 15, 1999

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during 1999 and the quarter ended March 31, 2000 that the Company held the properties, no pro forma adjustment was made for percentage rental income for the year ended December 31, 1999 and the quarter ended March 31, 2000.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company as additional rent. In connection therewith, FF&E reserve income was earned at approximately three percent of estimated annual gross revenues, per Pro Forma Property.

(3) Represents adjustment to dividend income earned on the Company's $38,364,157 investment as of December 31, 1999, in the 9.76% Class B cumulative preferred stock of the unconsolidated subsidiary, for the period commencing (A) the later of (i) the date the properties owned by the unconsolidated subsidiary became operational by the previous owner or (ii) January 1, 1999, to (B) the earlier of (i) the date the properties owned by the unconsolidated subsidiary were acquired or (ii) the end of the pro forma period presented. The cash from the Company's investment, along with loan proceeds and funds from an institutional investor were used to purchase seven hotel properties which were operational prior to the Company's investment in the unconsolidated subsidiary. The following presents the actual date the unconsolidated subsidiary properties were acquired or placed in service by the unconsolidated subsidiary as compared to the date the unconsolidated subsidiary's properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings:

                                                                                               Pro Forma
                                                                                          Date Unconsolidated
                                                                  Date Placed                 Subsidiary
                                                                  in Service               Properties became
                                                                    by the                  Operational as
                                                           Unconsolidated Subsidiary        Rental Property
                                                          ---------------------------     --------------------

               Residence Inn Las Vegas, NV                     February 25, 1999             January 1, 1999
               Residence Inn Plano, TX                         February 25, 1999             January 1, 1999
               Marriott Suites Dallas, TX                      February 25, 1999             January 1, 1999
               Courtyard Plano, TX                             February 25, 1999             January 1, 1999
               Residence Inn Phoenix, AZ                       June 16, 1999                 May 14, 1999
               Courtyard Scottsdale, AZ                        June 16, 1999                 May 21, 1999
               Courtyard Seattle, WA                           June 16, 1999                 May 22, 1999

(4) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the actual date the Pro Forma Properties and the unconsolidated subsidiary's properties were acquired or (ii) the end of the pro forma period presented, as described in Note (1) and Note (3) above for the year ended December 31, 1999. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the year ended December 31, 1999 and the quarter ended March 31, 2000.

(5) Represents increase in asset management fees relating to the Pro Forma Properties and the investment in unconsolidated subsidiary for the period commencing (A) the later of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's properties became operational by the previous owners or (ii) January 1, 1999, through (B) the earlier of (i) the date the Pro Forma Properties and the unconsolidated subsidiary's

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                    FOR THE QUARTER ENDED MARCH 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(5) properties were acquired or (ii) the end of the pro forma period presented, as described in Notes (1) and (3) above. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, including the investment in the unconsolidated subsidiary, as defined in the Company's prospectus.

(6) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

(7) Represents adjustment to equity in loss of unconsolidated subsidiary after deduction of preferred stock dividends for the period commencing
         (A) the date the unconsolidated subsidiary's properties became operational by the previous owner, through (B) the earlier of (i) the date the properties were acquired by the unconsolidated subsidiary or
         (ii) the end of the pro forma  period  presented,  as described in Note
         (3) above. The following represents the Company's share of pro forma net earnings or loss after deduction of preferred stock dividends declared for the pro forma period ending December 31, 1999:

              Unconsolidated Subsidiary Pro Forma
                  Earnings Before Preferred Stock Dividends        $ 4,769,743
              8% Class A Cumulative Preferred Stock
                  Dividends (institutional investor)                (3,431,011)
              9.76% Class B Cumulative Preferred Stock
                  Dividends (the Company)                           (3,214,612)
              8% Class C Cumulative Preferred Stock
                  Dividends (other investors)                           (8,000)
                                                                  ------------
              Pro Forma Net Loss of Unconsolidated Subsidiary
                  After Preferred Stock Dividends                  $(1,883,880)
                                                                  ============
              The Company's 49% Interest in the Pro Forma
                  Loss of the Unconsolidated Subsidiary           $   (923,101)
                                                                  ============

(8) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999 and the quarter ended March 31, 2000.

         As a result of the investment in the unconsolidated subsidiary being treated in the Pro Forma Consolidated Statements of Earnings as invested beginning on January 1, 1999 (the date the first property became operational), the Company assumed additional shares of common stock were sold and net offering proceeds were available for investment on January 1, 1999. Due to the fact that approximately 817,000 of these shares of common stock were actually sold subsequent to January 1, 1999, the weighted average number of shares outstanding for the pro forma year ended December 31, 1999 was adjusted. Pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted, during the year ended December 31, 1999 and the quarter ended March 31, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                   CNL HOSPITALITY PROPERTIES, INC.


Dated:  June 15, 2000              By:       /s/ Robert A. Bourne
                                             ---------------------------------
                                             ROBERT A. BOURNE, President